UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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NKARTA, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Friday, June 11, 2021

12:30 p.m. Pacific Time

HOW TO PARTICIPATE:	Our annual meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the annual meeting via live webcast, please visit: www.virtualshareholdermeeting.com/NKTX2021. You will not be able to attend the annual meeting in person.

ITEMS OF BUSINESS:

(1)   Elect the three directors named in the accompanying Proxy Statement to serve until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)   Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

(3)   Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

WHO MAY VOTE:	Stockholders of record at the close of business on April 16, 2021.

STOCKHOLDER LIST:	A list of stockholders as of the record date for the annual meeting may be accessed during the virtual annual meeting at www.virtualshareholdermeeting.com/NKTX2021 by using the 16-digit control number on your Notice of Internet Availability of Proxy Materials, or on your proxy card or voting instruction form that accompanied your proxy materials.

Your vote is important to us. Whether or not you expect to attend the annual meeting via live webcast, please submit a proxy as soon as possible to instruct how your shares are to be voted at the annual meeting. If you participate in and vote your shares at the annual meeting, your proxy will not be used.

By Order of the Board of Directors,

Paul Hastings
Chief Executive Officer

6000 Shoreline Court, Suite 102

South San Francisco, CA

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held June 11, 2021

Our Board of Directors is soliciting your proxy for the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 11, 2021, at 12:30 p.m. Pacific Time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. This Proxy Statement and our 2020 Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) are first being made available to stockholders on or about April 22, 2021.

We will be hosting the Annual Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/NKTX2021. Stockholders may vote and ask questions while connected to the Annual Meeting on the Internet.

You will not be able to attend the Annual Meeting in person.

Unless the context otherwise requires, references in this Proxy Statement to “Company,” “we,” “our,” “us,” and similar terms refer to Nkarta, Inc., a Delaware corporation.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our 2020 Annual Report on Form 10-K are available on the Internet at www.proxyvote.com. These materials are also available on our corporate website at https://ir.nkartatx.com/. The other information on our corporate website does not constitute part of this Proxy Statement.

NKARTA. INC.	2021 PROXY STATEMENT	1

MEETING INFORMATION

Annual Meeting of Stockholders

TIME AND DATE	PLACE	RECORD DATE

12:30 p.m. Pacific Time on Friday, June 11, 2021	The Annual Meeting will be hosted via live webcast on the Internet at www.virtualshareholdermeeting.com/NKTX2021.	April 16, 2021

Voting

Stockholders as of the close of business on the record date are entitled to vote.

Vote by Internet at www.proxyvote.com

Vote during the meeting via the Internet at www.virtualshareholdermeeting.com/NKTX2021.

Voting Matters

PROPOSALS		BOARD RECOMMENDATION

1	Election of Directors	FOR ALL director nominees

2	Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2021.	FOR

2	2021 PROXY STATEMENT	NKARTA, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR ALL” THE DIRECTOR NOMINEES.

Our Board of Directors (“Board” or “Board of Directors”) is currently comprised of nine directors. Under our amended and restated certificate of incorporation (the “Certificate of Incorporation”), our Board of Directors is divided into three classes, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders as follows:

●	the Class I directors are Tiba Aynechi, Fouad Azzam and Paul Hastings, and their terms will expire at the Annual Meeting;

●	the Class II directors are Michael Dybbs, Simeon George and Leone Patterson, and their terms expire at the 2022 annual meeting of stockholders; and

●	the Class III directors are Ali Behbahani, Zachary Scheiner and Laura Shawver, and their terms will expire at the 2023 annual meeting of stockholders.

Upon the recommendation of the Nominating and Governance Committee of our Board of Directors, our Board has nominated each of Tiba Aynechi, Fouad Azzam and Paul Hastings for election to our Board of Directors as Class I directors to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. Proxies may only be voted for the three Class I directors nominated for election at the Annual Meeting.

Each of the director nominees has consented to being named in this Proxy Statement and to serving as a director, if elected. We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, the proxy holders will vote the proxies received by them for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

Biographical Descriptions

Set forth below is biographical information about each of our directors and director nominees. The information below is provided as of April 16, 2021. The primary experience, qualifications, attributes, and skills of each of our director nominees that led to the conclusion of the Compensation Committee and the Board of Directors that such nominee should serve as a member of the Board of Directors are also described below.

NKARTA. INC.	2021 PROXY STATEMENT	3

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election as Class I Directors at the Annual Meeting

TIBA AYNECHI, PHD
Class I Age: 45 Director Since: 2015	POSITION AND BUSINESS EXPERIENCE

Tiba Aynechi, Ph.D. has served on our board of directors since October 2015. Dr. Aynechi is employed as a senior partner at Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S, a Danish limited liability company that manages investments and financial assets. Previously, from June 2006 to March 2010, Dr. Aynechi was employed by Burrill & Company LLC, a financial firm specializing in biotechnology and life sciences investment, in various positions, including from January 2009 to March 2010 as a director in merchant banking where she was responsible for regional and cross-border mergers and acquisitions, licensing, and financing transactions. Dr. Aynechi currently serves as a director at Mirum Pharmaceuticals, Inc., and Spruce Biosciences, Inc., Nasdaq listed, clinical-stage biopharmaceutical companies. Previously, she served as a director at iRhythm Technologies, Inc., a Nasdaq listed digital healthcare company, from May 2014 to April 2017, and as a director of AnaptysBio, Inc., a biotechnology company, from April 2015 until its initial public offering in January 2017. She has also served as a member of the board of directors of several private biotechnology and medical device companies. Dr. Aynechi received her B.S. in physics from the University of California, Irvine. She received her Ph.D. in biophysics from the University of California, San Francisco, where her research involved developing computational methods for drug discovery.

KEY ATTRIBUTES

We believe Dr. Aynechi is qualified to serve on our board of directors because of her scientific training and business experience, including experience as a venture capitalist and serving on the boards of directors of various healthcare and life science companies.

FOUAD AZZAM, PHD, MBA
Class I Age: 54 Director Since: 2019	POSITION AND BUSINESS EXPERIENCE

Fouad Azzam, Ph.D. has served on our board of directors since August 2019. Dr. Azzam joined and became a General Partner of LSP, one of Europe’s leading healthcare investment firms, in 2007. Prior to joining LSP, Dr. Azzam was the Managing Director of Eastman Ventures, the investment arm of Eastman Chemical Company. Prior to his role at Eastman Ventures, Dr. Azzam held senior leadership positions at Eastman Chemical including roles in Innovation, Corporate Strategy, Corporate Development (M&A) and New Business Development. Dr. Azzam currently serves as a Director at several private companies. Dr. Azzam received a B.S., M.S., and Ph.D. in Chemical Engineering from the University of Akron. He received an M.B.A. in Finance & Strategy from the State University of New York at Buffalo.

KEY ATTRIBUTES

We believe that Dr. Azzam is qualified to serve on our board of directors because of his extensive experience in the life sciences industry, his service on the boards of directors of other life sciences companies and his investing experience.

4	2021 PROXY STATEMENT	NKARTA, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS

PAUL HASTINGS
Class I Age: 61 Director Since: 2018	POSITION AND BUSINESS EXPERIENCE

Paul Hastings has served as our President, Chief Executive Officer and a member of our board of directors since February 2018. Prior to that, Mr. Hastings served as the President, Chief Executive Officer and Director of the publicly traded, clinical-stage biopharmaceutical company OncoMed Pharmaceuticals, Inc. (“OncoMed”) from January 2006 until January 2018. In August 2013, he was elected chairman of the board of directors of OncoMed and served in that role until January 2018. Prior to joining OncoMed, Mr. Hastings was President, Chief Executive Officer and Director of QLT, Inc., a publicly traded biotechnology company dedicated to the development and commercialization of innovative ocular products, from February 2002 to September 2006. From 2000 to 2002, Mr. Hastings served as President, Chief Executive Officer and Director of Axys Pharmaceuticals, Inc., which was acquired by Celera Corporation in 2001. From 1999 to 2001, Mr. Hastings served as President of Chiron Biopharmaceuticals, a division of Chiron Corporation. From 1998 to 1999, Mr. Hastings was President and Chief Executive Officer of LXR Biotechnology. From 1994 to 1998, Mr. Hastings held a variety of management positions of increasing responsibility at Genzyme Corporation, including President of Genzyme Therapeutics Europe and President of Worldwide Therapeutics. From October 2012 to September 1, 2016, Mr. Hastings served on the board of directors of Relypsa, a publicly traded biotechnology company, where he served as chairman of its compensation committee and a member of its nominating and corporate governance committee. From September 2008 to November 2009, Mr. Hastings also served as chairman of the board of directors of Proteolix, Inc., which was acquired by Onyx Pharmaceuticals in 2009. From November 2000 to November 2007, Mr. Hastings also served on the board of directors of ViaCell, Inc., a publicly traded biotechnology company that was sold to Perkin Elmer in 2007. Mr. Hastings currently serves as Lead Director of Pacira Biosciences, Inc., a publicly traded biotechnology company, as a Director and chair of the compensation committee of ViaCyte, Inc., a privately held regenerative medicine company developing novel cell replacement therapies, and as the Vice Chair and a member of the Executive Committee of the Biotechnology Innovation Organization. Mr. Hastings received a B.S. degree in pharmacy from the University of Rhode Island.

KEY ATTRIBUTES
We believe Mr. Hastings’ qualifications to sit on our board includes extensive experience in the pharmaceutical and biotechnology industries.

NKARTA. INC.	2021 PROXY STATEMENT	5

PROPOSAL 1 — ELECTION OF DIRECTORS

All Other Continuing Directors

MICHAEL DYBBS, PHD
Class II Age: 46 Director Since: 2019	POSITION AND BUSINESS EXPERIENCE

Michael Dybbs, Ph.D. has served on our board of directors since August 2019. Dr. Dybbs is currently a partner at Samsara BioCapital, where he has worked since March 2017. Prior to joining Samsara, Dr. Dybbs was a partner at New Leaf Venture Partners, L.L.C., where he worked from May 2009 until September 2016. Before joining New Leaf Venture Partners, L.L.C., Dr. Dybbs was a principal at the Boston Consulting Group. Dr. Dybbs currently serves on the board of Sutro Biopharma, Inc., a publicly traded, clinical-stage biopharmaceutical company, and as a director of several private companies. Dr. Dybbs previously served on the boards of directors of Versartis, Inc. and Dimension Therapeutics, Inc. Dr. Dybbs received an A.B. in biochemical sciences from Harvard College and a Ph.D. in molecular biology from the University of California, Berkeley, where he was awarded a Howard Hughes Medical Institute fellowship.

KEY ATTRIBUTES

We believe that Dr. Dybbs is qualified to serve on our board of directors due to his experience in the life sciences industry and the venture capital industry, and his leadership and management experience.

SIMEON GEORGE, MD, MBA
Class II Age: 44 Director Since: 2020	POSITION AND BUSINESS EXPERIENCE

Simeon George, M.D. has served on our board of directors since February 2020, and from July 2015 to September 2017. Dr. George joined S.R. One, Limited in September 2007 as an Associate and later became Partner, and since February 2019 has served as Chief Executive Officer. From 2006 to 2007, Dr. George was a consultant at Bain & Company, and in 2004 he was an investment banker at Goldman Sachs and Merrill Lynch. Dr. George currently serves on the boards of directors of the following public companies: Bird Rock Bio (since March 2009), CRISPR Therapeutics (since April 2015), eFFECTOR Therapeutics (since May 2013), and Turning Point Therapeutics, Inc. (since May 2017). Dr. George also served on the boards of directors of Principia Biopharma Inc., from February 2011 to September 2020, HTG Molecular Diagnostics, Inc., from June 2011 until October 2015, Genocea Biosciences, Inc., from February 2009 to December 2014, and Semprus BioSciences (which was acquired by Teleflex in 2012) Dr. George received his B.A. in neuroscience from the Johns Hopkins University, where he graduated Phi Beta Kappa. He received his M.D. from the University of Pennsylvania School of Medicine and his M.B.A. (Mayer Scholar) from the Wharton School of the University of Pennsylvania.

KEY ATTRIBUTES

We believe that Dr. George is qualified to serve on our board of directors due to his experience in the life sciences industry and the venture capital industry, and his leadership and management experience.

6	2021 PROXY STATEMENT	NKARTA, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS

LEONE PATTERSON, MBA
Class II Age: 58 Director Since: 2020	POSITION AND BUSINESS EXPERIENCE

Leone Patterson, M.B.A, has served on our board of directors since April 2020. Ms. Patterson currently serves as the president and chief financial officer of Adverum Biotechnologies, Inc., a public clinical-stage gene therapy company targeting unmet medical needs for serious ocular and rare diseases. Ms. Patterson joined Adverum in June 2016 as chief financial officer and served as chief executive officer from May 2018 to June 2020, director from October 2018 to June 2020, and president since December 2019. Ms. Patterson has 20 years of experience in the biotechnology industry. Previously, Ms. Patterson served as the chief financial officer of Diadexus, Inc., a publicly traded diagnostics company developing and commercializing products that aid in the prediction of cardiac disease risk, from May 2015 to June 2016. Diadexus voluntarily filed for Chapter 7 bankruptcy in June 2016 while Ms. Patterson was its chief financial officer. Prior to that, Ms. Patterson was vice president and chief financial officer of Transcept Pharmaceuticals, Inc. from June 2012 until it was acquired by Paratek Pharmaceuticals Inc. in October 2014. Previously, Ms. Patterson served as vice president and global corporate controller of NetApp, Inc., from November 2010 to June 2012. In addition, Ms. Patterson was vice president of finance at Exelixis, Inc., from July 2007 to November 2010. Earlier in her career, Ms. Patterson worked at Novartis AG as vice president of global business planning and analysis after working at Chiron, which was acquired by Novartis AG. Ms. Patterson began her career at KPMG working in the firm’s audit practice. Ms. Patterson earned a B.S. in Business Administration and Accounting from Chapman University and an Executive M.B.A. from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

KEY ATTRIBUTES
We believe that Ms. Patterson is qualified to serve on our board of directors due to her experience in the life sciences industry, and her leadership, financial and management experience.

NKARTA. INC.	2021 PROXY STATEMENT	7

PROPOSAL 1 — ELECTION OF DIRECTORS

ALI BEHBAHANI, MD, MBA
Class III Age: 45 Director Since: 2015	POSITION AND BUSINESS EXPERIENCE

Ali Behbahani, M.D. has served as our Chairman since August 2019, and on our board of directors since October 2015. Dr. Behbahani joined New Enterprise Associates, Inc., or NEA, in 2007 and is a General Partner on the healthcare team. Dr. Behbahani also currently serves as a member of the board of directors of the publicly held companies CRISPR Therapeutics AG, Adaptimmune Therapeutics, Genocea Biosciences, Inc., Black Diamond Therapeutics, Inc., and Oyster Point Pharma, Inc., as well as several other privately held companies. Prior to joining NEA, Dr. Behbahani served as a consultant in business development at The Medicines Company, a pharmaceutical company. In addition, Dr. Behbahani formerly served as a Venture Associate at Morgan Stanley and as a Healthcare Investment Banking Analyst at Lehman Brothers. Dr. Behbahani received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S. in Biomedical Engineering, Electrical Engineering and Chemistry from Duke University.

KEY ATTRIBUTES

We believe Dr. Behbahani’s experience in the biopharmaceutical industry, as well as his experience as a member on the boards of directors of multiple companies in the industry, qualifies him to serve on our Board.

ZACHARY SCHEINER, PHD
Class III Age: 44 Director Since: 2020	POSITION AND BUSINESS EXPERIENCE

Zachary Scheiner, Ph.D. has served on our board of directors since February 2020. Dr. Scheiner joined RA Capital Management, L.P. in April 2015 as an associate, became an analyst in April 2017, and has been a principal since December 2017. Prior to joining RA Capital, Dr. Scheiner was a science officer at the California Institute for Regenerative Medicine (CIRM), where he worked from September 2008 to March 2015. Dr. Scheiner currently serves as a director at three privately held companies. Dr. Scheiner received his B.S. in Molecular Biophysics and Biochemistry from Yale University in 1997, and his Ph.D. in Neurobiology and Behavior from the University of Washington in 2007.

KEY ATTRIBUTES
We believe that Dr. Scheiner is qualified to serve on our board of directors due to his experience in the life sciences industry and his investing experience.

8	2021 PROXY STATEMENT	NKARTA, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS

LAURA SHAWVER, PHD
Class III Age: 63 Director Since: 2020	POSITION AND BUSINESS EXPERIENCE

Laura Shawver, Ph.D., has served on our board of directors since March 2020. Dr. Shawver is chief executive officer and director of Silverback Therapeutics, a publicly traded, clinical-stage biopharmaceutical company focused on leveraging its proprietary ImmunoTAC technology platform to develop systemically delivered and tissue targeted therapeutics for the treatment of cancer and other serious diseases. Prior to Silverback, Dr. Shawver was president, chief executive officer and director of Synthorx, Inc., a publicly traded, clinical-stage biotechnology company focused on engineered biologics for cancer and autoimmune disorders, from November of 2017 through its acquisition by Sanofi in January 2020. She was also the chief executive officer and remains the chair of the board of directors of Cleave Biosciences, Inc., a privately held biotechnology company working on developing novel protein homeostasis inhibitors for the treatment of cancer, from September 2011 to March 2019. Previously, Dr. Shawver held positions at 5AM Ventures, Phenomix Corporation, SUGEN, Inc and Berlex Biosciences (formerly Triton Biosciences). She has extensive operational, drug development and regulatory expertise, and has also assisted a number of biotechnology companies with drug development and corporate development activities. Dr. Shawver currently serves on the board of directors of the publicly traded company Relay Therapeutics, a position she has held since March 2017, and she previously served on the board of directors of Cornerstone Therapeutics (later Chiesi USA, Inc.) from June 2012 to February 2014. Dr. Shawver is the founder of The Clearity Foundation, a non-profit corporation striving to improve the survival and quality of life of women with ovarian cancer. Dr. Shawver holds a B.S. in microbiology and a Ph.D. in pharmacology, both from the University of Iowa.

KEY ATTRIBUTES

We believe that Dr. Shawver is qualified to serve on our board of directors due to her expertise and experience in the biotechnology and pharmaceutical industries, including her experience as an executive and director and her educational background.

NKARTA. INC.	2021 PROXY STATEMENT	9

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the discharge of its duties and to set forth the Board of Directors’ current views with respect to selected corporate governance matters considered significant to our stockholders. Our Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, our Board composition and director qualifications, responsibilities of directors, director compensation, director orientation and continuing education, succession planning and the Board’s annual performance evaluation. A current copy of our Corporate Governance Guidelines is available under “Corporate Governance” on our website at https://ir.nkartatx.com/.

Director Independence

Under the rules of the Nasdaq Stock Market (the “Nasdaq”) and our Corporate Governance Guidelines, independent directors must comprise a majority of our Board of Directors. Under the Nasdaq rules, a director will only qualify as an “independent director” if our Board of Directors affirmatively determines that the director, in the opinion of our Board of Directors, does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors reviewed its composition and the independence of our directors and considered whether any director has a relationship with us that could interfere with his or her ability to exercise independent judgment in carrying out his or her responsibilities. In addition, the Nominating and Governance Committee of our Board annually evaluates and certifies to the Board those directors that are considered independent under the Nasdaq listing standards. As a part of this evaluation process, the Nominating and Governance Committee considers, in addition to such other factors as it may deem appropriate, each director’s occupation, personal and affiliate transactions with the Company, and other relevant direct and indirect relationships with the Company that may affect independence. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that each of Drs. Aynechi, Azzam, Dybbs, George, Behbahani, Scheiner and Shawver and Ms. Patterson is “independent” as that term is defined under the rules of the Nasdaq. Mr. Hastings is not an independent director as a result of his position as our President and Chief Executive Officer.

In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including, without limitation, the affiliation Drs. Aynechi, Azzam, Dybbs, George, Behbahani and Scheiner have with entities that own or previously owned more than 5% of our common stock.

Board Leadership Structure

We have no policy requiring either that the positions of the Chairman of the Board and our Chief Executive Officer be separate or that they be occupied by the same individual. Our Board of Directors believes that it is important to retain flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer in a way that is in our best interests and the best

10	2021 PROXY STATEMENT	NKARTA, INC.

CORPORATE GOVERNANCE

interests of our stockholders at a given point in time. We currently separate the roles of Chief Executive Officer and Chairman of the Board, and Dr. Behbahani, an independent director, currently serves as Chairman of the Board.

The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct. While the Chief Executive Officer is responsible for setting our strategic direction and for our day-to-day leadership and performance, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors. The Board believes that participation of the Chief Executive Officer as a director, while keeping the roles of Chief Executive Officer and Chairman of the Board separate, provides the proper balance between independence and management participation at this time.

The Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, serves an active role in overseeing the management of risks related to our business. Our officers are responsible for day-to-day risk management activities. The full Board monitors risks through regular reports from each of the committee chairs and is apprised of particular risk management issues in connection with its general oversight and approval of corporate matters. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets with key management personnel and representatives of outside advisers as required.

Our Board of Directors has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:

●

The Audit Committee serves an active role in overseeing the management of a variety of risks, including financial, operational, privacy, security (including cybersecurity), business continuity, legal and regulatory, and reputational risks. The Audit Committee receives periodic assessments of risk in these areas and meets regularly with the functional leaders within the Company who manage such risks. The Audit Committee assesses management’s plans to monitor, control and minimize any risk exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting, and internal controls, oversees risks related to our compliance with legal and regulatory requirements, and meets regularly with our internal auditors and our independent registered public accounting firm.

●

The Compensation Committee oversees, among other things, the assessment and management of risks related to our compensation plans, policies and overall philosophy and equity-based incentive plans. The Compensation Committee also oversees the assessment and management of risks related to our governance structure, including our Board leadership structure and management succession.

●	The Nominating and Governance Committee oversees, among other things, the assessment and management of risks related to Board membership and corporate governance matters.

The Compensation Committee identifies and considers risks related to our executive compensation, including during its review and approval of our executive compensation program. Our compensation programs are designed to reward our named executive officers and other employees for the achievement of the Company’s corporate strategies, business objectives and the creation of long-term value for stockholders, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Annual incentive bonuses are balanced with long-term equity incentives that are subject to vesting schedules.

NKARTA. INC.	2021 PROXY STATEMENT	11

CORPORATE GOVERNANCE

Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore the Board’s leadership structure, as described under “Board Leadership Structure” above, was not affected by risk oversight considerations.

Committees of the Board of Directors

The Board has three primary standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The written charters of these committees are available under “Corporate Governance” on our website at https://ir.nkartatx.com.

Director	Audit	Compensation	Nominating & Governance

Tiba Aynechi

Fouad Azzam

Paul Hastings

Michael Dybbs		Chair

Simeon George

Leone Patterson	Chair

Ali Behbahani			Chair

Zachary Scheiner

Laura Shawver

 Independent Director              Financial Expert              Committee Member

12	2021 PROXY STATEMENT	NKARTA, INC.

CORPORATE GOVERNANCE

Audit Committee

Our Board of Directors determined that Ms. Patterson and Drs. Azzam and Behbahani, who comprise our Audit Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the Nasdaq. Additionally, our Board of Directors has determined that Ms. Patterson is an “audit committee financial expert” as defined by applicable SEC rules.

Committee Members	Primary Responsibilities	Number of Meetings in 2020
Leone Patterson (Chair) Fouad Azzam Ali Behbahani

•   Assessing the independence of our independent registered public accounting firm.

•   Overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm.

•   Reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures.

•   Overseeing our internal control over financial reporting, disclosure controls and procedures and code of conduct.

•   Monitoring our internal audit function and overseeing the internal auditor.

•   Reviewing and approving or ratifying any related person transactions.

•   Preparing the Audit Committee report required by SEC rules.

6

The Audit Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Audit Committee has no current intention to delegate any of its responsibilities to a subcommittee.

NKARTA. INC.	2021 PROXY STATEMENT	13

CORPORATE GOVERNANCE

Compensation Committee

Our Board of Directors determined that Drs. Dybbs, Aynechi, George and Shawver, who comprise our Compensation Committee, satisfy the independence standards for such committee established by applicable SEC rules and the listing standards of the Nasdaq. In making its independence determination for each member of the Compensation Committee, our Board of Directors considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Committee Members	Primary Responsibilities	Number of Meetings in 2020
Michael Dybbs (Chair) Tiba Aynechi Simeon George Laura Shawver	• Determining our Chief Executive Officer’s compensation. • Reviewing and approving the compensation of our other executive officers. • Overseeing and administering our cash and equity incentive plans. • Reviewing and making recommendations to our Board of Directors with respect to director compensation. • Reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure (after we no longer qualify as an emerging growth company) • Preparing the compensation committee report (after we no longer qualify as an emerging growth company).	7

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Compensation Committee has no current intention to delegate any of its responsibilities to a subcommittee. The Compensation Committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the Compensation Committee considers, among other things, the recommendations of the Chief Executive Officer.

Pursuant to its charter, the Compensation Committee is authorized to retain or obtain the advice of compensation consultants, legal counsel, or other advisors to assist in the evaluation of director and executive officer compensation or in carrying out its other responsibilities. During fiscal 2020, the Compensation Committee retained Aon Consulting, Inc. (“Radford”) as its compensation consultant to evaluate the existing executive and non-employee director compensation programs, assist the Compensation Committee in developing appropriate incentive plans for our executives on an annual basis, provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and review compensation proposals of management. In connection with the compensation consultant services provided by Radford, the Compensation Committee has assessed the independence of Radford and does not believe Radford’s work has raised any conflict of interest.

14	2021 PROXY STATEMENT	NKARTA, INC.

CORPORATE GOVERNANCE

Nominating and Governance Committee

Committee Members	Primary Responsibilities	Number of Meetings in 2020
Ali Behbahani (Chair) Michael Dybbs Laura Shawver	• Identifying individuals qualified to become members of our Board of Directors. • Recommending to our Board of Directors the persons to be nominated for election as directors at each annual meeting of stockholders. • Evaluating the composition of each of our Board’s committees and making recommendations to the Board of Directors for changes or rotation of committee members.	2

The Nominating and Governance Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The Nominating and Governance Committee has no current intention to delegate any of its responsibilities to a subcommittee.

Meetings and Attendance

During fiscal 2020, our Board of Directors held nine meetings, the Audit Committee held six meetings, the Compensation Committee held seven meetings and the Nominating and Governance Committee held two meetings. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees of the Board on which he or she served during fiscal 2020. In addition, independent directors of our Board of Directors meet in regularly scheduled sessions without management.

Succession Planning

The Board of Directors recognizes that advance planning for contingencies such as the departure, death or disability of the chief executive officer or other top executives is critical so that, in the event of an untimely vacancy, the Company has in place a succession plan to facilitate the transition to both interim and longer-term leadership. The Compensation Committee reviews the Company’s plan for succession for the Company’s CEO, including its emergency succession plan. The Compensation Committee also works with appropriate members of management to review the Company’s general management succession plans.

Consideration of Director Candidates

Our Board of Directors and the Nominating and Governance Committee will consider director candidates recommended for election to the Board of Directors by stockholders in the same manner and using the same criteria as that used for any other director candidate. The Nominating and Governance Committee has not established any specific minimum qualifications that must be met by a director candidate. In evaluating a director candidate, the Nominating and Governance Committee will consider whether the composition of the Board reflects the appropriate balance of independence, sound judgment, business specialization, understanding of our business environment, willingness to devote adequate time to Board duties, technical skills, diversity and other background, experience and qualities as determined by the Nominating and Governance Committee. While our Board of Directors

NKARTA. INC.	2021 PROXY STATEMENT	15

CORPORATE GOVERNANCE

has no formal policy for the consideration of diversity in identifying director nominees, the Nominating and Governance Committee seeks to have a board of directors that will collectively represent a diversity of backgrounds and experience and will endeavor to include women and individuals from minority groups in the qualified candidate pool from which any new director candidates will be drawn.

Age	Tenure

Average Board Age: 51 years	Average Board Tenure: 2.7 years*
*Calculated including Dr. George’s service from July 2015 to September 2017

89% Independent	78% Women and Minority	78% Other Public Company Experience

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders must deliver written notice to our Secretary in the manner described in our Amended and Restated Bylaws (“Bylaws”), and as described further under “Proposals of Stockholders and Director Nominations for 2022 Annual Meeting” below.

Communications with the Board of Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate directly with members of the Board of Directors, the independent directors, or the Chairman of the Board of Directors by submitting a communication in an envelope marked “Confidential” addressed to the “Board of Directors,” “Independent Members of the Board of Directors,” or “Chairperson,” as applicable, at: 6000 Shoreline Court, Suite 102, South San Francisco, CA, 94080.

Policy on Pledging and Hedging of Company Shares

As part of our Insider Trading Policy adopted by our Board of Directors and applicable to our directors, officers and employees, their immediate family members sharing the same household, any corporations, partnership or other entities that such person controls or manages and any trust for which such person is the trustee or has a beneficial pecuniary interest (collectively, “Insiders”), Insiders are not permitted to trade in Company securities while in possession of material nonpublic information about the Company, engage in short sales of Company securities, engage in transactions in put options, call options or other derivative securities, on an exchange or in any other organized market in connection with Company securities, pledge Company securities as collateral for a loan or margin Company securities in a margin account or purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities.

16	2021 PROXY STATEMENT	NKARTA, INC.

CORPORATE GOVERNANCE

Code of Ethics and Code of Business Conduct and Ethics

We have adopted a written code of business ethics that applies to our Chief Executive Officer and senior financial officers and a code of business conduct and ethics that applies to directors, executive officers, and employees. A current copy of each code is posted under “Corporate Governance” on our website at https://ir.nkartatx.com/. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, on our website at www.nkartatx.com/.

NKARTA. INC.	2021 PROXY STATEMENT	17

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth certain information regarding our executive officers as of April 16, 2021:

Name	Age	Position
Paul Hastings	61	President, Chief Executive Officer & Director
Ralph Brandenberger, PhD	52	Senior Vice President, Technical Operations
Alicia Hager, JD, PhD	51	Chief Legal Officer and Corporate Secretary
Nadir Mahmood, PhD	41	Chief Financial and Business Officer
Kanya Rajangam, MD, PhD	47	Chief Medical Officer
James Trager, PhD	58	Chief Scientific Officer

See “Proposal One — Election of Directors” for information concerning the business experience of Mr. Hastings. Information concerning the business experience of our other executive officers is set forth below.

Ralph Brandenberger, PhD

Ralph Brandenberger, Ph.D. has served as our Senior Vice President, Technical Operations since December 2020, as our Vice President, Technical Operations from January 2020 to December 2020, as our Vice President, Development & Manufacturing from January 2019 to January 2020, and as our Senior Director, Process Development & Manufacturing from April 2018 to January 2019. Prior to joining our company, he served as Senior Director Process Development at Neurona Therapeutics, a privately held, preclinical-stage cell therapy company, from May 2016 to March 2018. From November 2012 to April 2016, he held positions at Baxter Healthcare, a publicly held healthcare company, and its spinoff Baxalta, including as Head of Technical Operations at the Hayward, CA location. From August 2001 to June 2012, he held positions of increasing responsibility at Geron Corp., a publicly held, clinical-stage biopharmaceutical company, including as Director of Process Sciences for Geron’s stem cell program. Dr. Brandenberger started his scientific career at Celera Genomics, a genetic sequencing company which was acquired by Quest Diagnostics, where he worked from August 2000 to August 2001. Dr. Brandenberger received his M.S. in Biology II (Biochemistry, Molecular Biology and Biophysical Chemistry) and Ph.D. in Cell Biology from the Biocenter, University of Basel, Switzerland.

18	2021 PROXY STATEMENT	NKARTA, INC.

EXECUTIVE OFFICERS OF THE COMPANY

Alicia Hager, JD, PhD

Alicia J. Hager, J.D., Ph.D. has served as our Chief Legal Officer since October 2020. Prior to joining our company, Dr. Hager was a consultant from May 2020 to October 2020, providing legal services to biopharmaceutical and biotechnology companies. She was Senior Vice President and General Counsel at OncoMed Pharmaceuticals, Inc. (“OncoMed”), a publicly held, clinical-stage biopharmaceutical company, from January 2017 to April 2019 and was responsible for all of the company’s legal matters. At OncoMed, she also served as Vice President, General Counsel from December 2012 to December 2016, as Vice President, Legal Affairs, and Chief Patent Counsel from July 2010 to December 2012, and in other legal roles of increasing responsibility from June 2008 to July 2010. Prior to joining OncoMed, Dr. Hager was an attorney at the law firm of Morrison & Foerster LLP, where she served as intellectual property counsel to biotech and pharmaceutical clients from 2002 to 2008. From November 1997 to March 2000, Dr. Hager was a scientific advisor and then a patent agent at the law firm of Heller Ehrman White & McAuliffe LLP. Dr. Hager received a J.D. from Stanford Law School, a Ph.D. in Chemistry from Harvard University, and an A.B. in Chemistry from Occidental College.

Nadir Mahmood, PhD

Nadir Mahmood, Ph.D., has served as our Chief Financial and Business Officer since October of 2020, as our Chief Business Officer from September of 2019 to October of 2020, and as our Senior Vice President, Corporate Development from May 2018 to September 2019. Prior to joining our company, Dr. Mahmood served as the Senior Director, Corporate Development at Second Genome, Inc., a privately held biopharmaceutical company, from December 2016 to May 2017, and as the Director, External Alliances at Second Genome, Inc. from March 2012 to December 2016. From September 2011 to March 2012, he was an independent consultant. Dr. Mahmood was an Equity Research Fellow in Global Investment Research at Goldman Sachs, Inc. from January 2011 to July 2011. Prior to joining Goldman Sachs, he conducted postdoctoral research as a Research Associate at the Scripps Research Institute in La Jolla, CA from August 2009 to January 2011. Dr. Mahmood began his career as Staff Scientist at Kythera Biopharmaceuticals, Inc. (which was acquired by Allergan), from July 2007 to July 2009. He received a B.S. degree in biochemistry from the University of Texas at Austin and a Ph.D. in cell regulation from the University of Texas Southwestern Medical Center at Dallas.

NKARTA. INC.	2021 PROXY STATEMENT	19

EXECUTIVE OFFICERS OF THE COMPANY

Kanya Rajangam, MD, PhD

Kanya Rajangam, M.D., Ph.D. has served as our Chief Medical Officer since September 2019, and as our Senior Vice President and Chief Medical Officer from December 2018 to September 2019. Previously, Dr. Rajangam was Senior Vice President and Chief Medical Officer at Atara Biotherapeutics, Inc., a publicly held allogeneic T-cell immunotherapy company, from August 2017 to September 2018. She was Chief Medical Officer at Cleave Biosciences from December 2016 to July 2017 and Vice President of Clinical Development from June 2015 to December 2016. Previously, she was Executive Director at Nektar Therapeutics, a publicly held biopharmaceutical company, from March 2015 to May 2015. Prior to that, she held positions of increasing responsibility at Onyx Pharmaceuticals, Inc. from April 2011 to February 2015, including as Senior Medical Director. Before that, she served at Exelixis, Inc. from January 2008 to April 2011 in positions of increasing responsibility, including as Associate Medical Director. She was a research scientist at Baxter Healthcare, Inc. from November 2006 to December 2007. Dr. Rajangam received her medical degree from St. John’s Medical College Bangalore University in 1996, and subsequently completed her general surgical residency at PGIMER, Chandigarh, India. She received a Ph.D. in biomedical engineering from Northwestern University in 2006.

James Trager, PhD

James Trager, Ph.D. has served as our Chief Scientific Officer since December 2019 and as our Senior Vice President, Research & Development from September 2016 to December 2019. Dr. Trager held roles of increasing responsibility at Dendreon from September 2003 to August 2016, including as Vice President of Research and Development from 2014, supporting the development of sipuleucel-T. Dr. Trager began his career at Geron Corp., where from 1995 to 2003 he worked in Research and in Quality Control. Dr. Trager received a B.A. degree in philosophy from St. John’s College in New Mexico and then served two years as a Peace Corps volunteer in the Central African Republic. He received his Ph.D. in Molecular Biology and Biochemistry from the University of California, Berkeley in 1995.

There are no family relationships between or among any of our executive officers or directors.

20	2021 PROXY STATEMENT	NKARTA, INC.

EXECUTIVE COMPENSATION

We provide our executives with an annual base salary as a fixed, stable form of compensation, and we have granted our executives stock options to provide an additional incentive to grow our business and further link the interests of our executives with those of our stockholders. We also provided certain cash incentive opportunities to our executives for 2020 as noted below. We have also entered into agreement with our executives that provide for severance benefits upon certain terminations of employment.

Our compensation committee reviews our executive officers’ overall compensation packages on an annual basis (or more frequently as it deems warranted) to help ensure we continue to attract and retain highly talented executives and provide appropriate incentives to create additional value for our stockholders.

As an emerging growth company and a smaller reporting company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” (as such term is defined under applicable securities laws), which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. In certain circumstances, the compensation of former executive officers may also need to be disclosed. The table below sets forth the annual compensation for services rendered during 2020 by these executive officers, also referred to as our named executive officers, or NEOs.

Summary Compensation Table - Fiscal Years 2019-2020

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Paul J. Hastings	2020	559,697	—	—	2,360,345	251,854	—	8,550	3,180,446
President and Chief Executive Officer	2019	543,375	—	—	2,086,077	232,293	—	8,400	2,870,145

Dr. Nadir Mahmood(4)	2020	348,615	—	—	1,895,203	122,011	—	8,550	2,374,379
Chief Financial and Business Officer

Dr. Alicia Hager(5)	2020	72,386	—	—	3,181,814	23,400	—	2,366	3,279,966
Chief Legal Officer and Corporate Secretary

Dr. Matthew Plunkett(6)	2020	299,554	—	—	3,251,053	—	—	321,159	3,871,766
Former Chief Financial Officer	2019	342,876	—	—	589,147	116,375	—	8,400	1,056,798

(1)

Represents the aggregate grant date fair value of the stock options awarded to the named executive officer in fiscal year 2020 and, as to Dr. Plunkett, the incremental fair value of his stock options that were modified pursuant to his separation agreement with the Company described below. These values have been determined under the principles used to calculate the value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 11, Share-Based Compensation, to our financial statements included in our annual report on Form 10-K for 2020,

NKARTA. INC.	2021 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

filed with the SEC on March 25, 2021. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officer upon exercise of the stock options. As described in note 2 to the “Outstanding Equity Awards as of December 31, 2020” below, the Company granted each of the NEOs at the Company in 2019 an option during 2019 that would vest only if certain performance goals were achieved. The grant date fair value of each of these options that is included in 2019 compensation for the NEOs was determined assuming that the maximum performance level would be achieved.

(2)

Represents amounts earned by our NEOs under our cash incentive program for fiscal year 2020 based on achievement of certain financial and operational performance objectives established by our board of directors.

(3)	Represents Company contributions to the NEO’s account under our 401(k) plan. The amount reported for Dr. Hager also includes a medical allowance waiver amount of $400.

(4)	Dr. Mahmood, who was previously the Company’s Chief Business Officer, was appointed as the Company’s Chief Financial and Business Officer effective as of October 2, 2020.

(5)	Dr. Hager’s service as the Company’s Chief Legal Officer began on October 26, 2020. For 2020, Dr. Hager’s annualized base salary was $390,000 and target bonus was 35%.

(6)

Dr. Plunkett’s service as the Company’s Chief Financial Officer terminated effective October 2, 2020. The amount reported for Dr. Plunkett in the “All Other Compensation” column for 2020 includes $306,425 of cash severance and $6,184 for the reimbursement of COBRA premiums pursuant to his separation agreement with the Company described below.

Outstanding Equity Awards as of December 31, 2020

The following table provides information regarding outstanding stock options and restricted stock awards held by each of our NEOs as of December 31, 2020, including the vesting dates for the portions of these awards that had not vested (and the fair market value of unvested restricted shares) as of that date. Our NEOs did not hold any other outstanding equity awards options as of that date.

	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Paul J. Hastings	59,436	280,203(1)	3.89	09/05/2029	—	—
	38,091	327,584(2)	3.89	09/05/2029	—	—
	21,083	181,317(3)	18.00	07/08/2030	—	—
	—	—	—	—	53,998(4)	3,319,257
Nadir Mahmood, Ph.D.	26,013	57,230(1)	3.89	09/05/2029	—	—
	2,771	49,634(2)	3.89	09/05/2029	—	—
	2,875	24,725(5)	18.00	07/08/2030	—	—
	5,041	43,359(3)	18.00	07/08/2030	—	—
	2,083	47,917(6)	29.73	10/01/2030	—	—
	—	—	—	—	8,998(7)	553,107
Alicia Hager, J.D., Ph.D.	—	150,000(8)	31.11	10/25/2030	—	—

Matthew Plunkett, Ph.D.	62,838	—	3.89	10/02/2021	—	—
	32,010	—	3.89	10/02/2021	—	—
	3,241	—	18.00	10/02/2021	—	—

(1)	These options were granted September 5, 2019 and vest in 48 equal monthly installments from October 5, 2019 through September 5, 2023.

22	2021 PROXY STATEMENT	NKARTA, INC.

EXECUTIVE COMPENSATION

(2)

These options were granted September 5, 2019 and vest in 48 equal monthly installments from August 1, 2020, a month after the performance condition set forth in the applicable option agreement was achieved, to July 1, 2024.

(3)	These options were granted July 9, 2020 and vest in 48 equal monthly installments from August 9, 2020 through July 9, 2024.

(4)

On December 28, 2018, Mr. Hastings acquired 185,135 shares upon exercise of an option prior to the time it had vested. The shares acquired by Mr. Hastings vested as to 25% of the shares on February 20, 2019 and vest as to the remaining 75% of the shares in 36 equal monthly installments from March 20, 2019 through February 20, 2022.

(5)	These options were granted July 9, 2020 and vest in 48 equal monthly installments from August 1, 2020 through July 1, 2024.

(6)	These options were granted October 2, 2020 and vest in 48 equal monthly installments from November 2, 2020 through October 2, 2024.

(7)

On April 27, 2020, Dr. Mahmood acquired 13,232 shares upon exercise of an option prior to the time it had vested. The shares acquired by Dr. Mahmood vest in 36 equal monthly installments from May 1, 2020 through May 1, 2022.

(8)	These options were granted October 26, 2020 and 25% vest on October 26, 2021 and the remainder vest in 36 equal monthly installments from November 26, 2021 through October 26, 2024.

2020 Equity Grants

On July 9, 2020, Mr. Hastings, Dr. Mahmood, and Dr. Plunkett were each granted an option to purchase shares of our common stock (202,400 for Mr. Hastings; 76,000 for Dr. Mahmood; and 77,800 for Dr. Plunkett) at a price of $18.00 per share, which was the per share price of our common stock in our initial public offering of the common stock. Each option will vest in 48 equal monthly installments, subject to the NEO’s continued service with the Company through each such vesting date. If a change in control of the Company occurs or if the NEO’s employment with the Company terminates due to the NEO’s death or disability, the option, to the extent then outstanding and unvested, will become fully vested.

In connection with Dr. Mahmood’s appointment as Chief Financial and Business Officer, on October 2, 2020, Dr. Mahmood was granted an option to purchase 50,000 shares of our common stock at a price of $29.73 per share, which was the per share price of our common stock on October 2, 2020. The shares subject to the option will vest in equal monthly installments over the four-year period following the grant date, subject to Dr. Mahmood’s continued service through such vesting date.

In connection with Dr. Hager’s appointment as Chief Legal Officer and Corporate Secretary, on October 26, 2020, Dr. Hager was granted an option to purchase 150,000 shares of our common stock at a price of $31.11 per share, which was the per share price of our common stock on October 26, 2020. 25% of the shares subject to the option will vest on October 26, 2021, and the remainder vest in 36 equal monthly installments from November 26, 2021 through October 26, 2024, subject to Dr. Hager’s continued service through such vesting date.

Each of the equity awards granted to our NEOs in 2020 was granted under, and is subject to, the terms of the 2020 Performance Incentive Plan (the “2020 Plan”). The 2020 Plan is administered by the compensation committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the 2020 Plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an outstanding award and authorizing the conversion, succession or substitution of an award, determining

NKARTA. INC.	2021 PROXY STATEMENT	23

EXECUTIVE COMPENSATION

the manner in which the purchase price of an award or the Company’s common stock may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a NEO upon his or her death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2020 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the compensation committee provides that the award will not be assumed and will become fully vested and, in the case of options, exercisable. Any options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

Non-Equity Incentive Plan Compensation

Each of the NEOs was awarded a cash bonus for 2020 based on attainment of certain financial and operational objectives established by our board of directors for 2020. The 2020 target bonus amounts for each NEO were 45% for Mr. Hastings, 35% for Dr. Mahmood, 35% for Dr. Hager, and 35% for Dr. Plunkett. In December 2020, our compensation committee assessed the Company’s achievements against the performance objectives and approved bonuses in the amount of 100% of each NEO’s target bonus amount (other than Dr. Plunkett, who was not eligible for a bonus as his employment with us terminated during 2020). These amounts are reported in the Summary Compensation Table above in the column “Non-Equity Incentive Plan Compensation.”

Executive Employment and Severance Agreements

We have entered into offer letters with each of the NEOs. The letters do not have a specified term and provide that the NEO’s employment with the Company is at-will. Each letter provides for the NEO to receive a base salary and to participate in the Company’s annual bonus program and benefit plans made available to employees generally. Mr. Hastings’ current base salary is $576,466, and his current target bonus is 55% of base salary. Dr. Mahmood’s current base salary is $416,100, and his current target bonus is 40% of base salary, and Dr. Hager’s current base salary is $393,900, and her current target bonus is 40% of base salary. The offer letters for Mr. Hastings, Dr. Mahmood, and Dr. Hager as in effect during 2020 also included certain severance protections that were superseded by the new severance agreements with our executive officers described below.

In January 2021, we entered into new severance agreements (the “Severance Agreements”) with each of our executive officers (including each of the NEOs other than Dr. Plunkett). Each Severance Agreement provides that if the executive officer’s employment is terminated either by the Company without “Cause” or by the executive officer for “Good Reason” (as such terms are defined in the Severance Agreement), the executive officer will be entitled to receive: (i) continued payment of base salary for a period of 12 months (in the case of Mr. Hastings) or 9 months (in the case of the other executive officers), (ii) payment of the executive’s prior year bonus (to the extent unpaid), and (iii) payment or reimbursement of premiums to continue medical coverage for the executive officer and his or her eligible dependents pursuant to COBRA for up to 12 months (in the case of Mr. Hastings) or 9 months (in the case of the other executive officers). If, however, such a termination of the executive’s

24	2021 PROXY STATEMENT	NKARTA, INC.

EXECUTIVE COMPENSATION

employment occurs in connection with or within 12 months following a “Change in Control” of the Company (as such term is defined in the Severance Agreement), the executive officer will be entitled to receive, in lieu of the severance benefits described above: (i) total payments of 18 months of base salary (in the case of Mr. Hastings) or 12 months of base salary (in the case of the other executive officers), plus one and one-half times the executive’s target annual bonus (in the case of Mr. Hastings) or one times the executive’s target annual bonus (in the case of the other executive officers), paid in installments in accordance with the Company’s standard payroll schedule over a period of 18 months (in the case of Mr. Hastings) or 12 months (in the case of the other executive officers), (ii) payment of the executive’s prior year bonus (to the extent unpaid), (iii) payment or reimbursement of premiums to continue medical coverage for the executive officer and his or her eligible dependents pursuant to COBRA for up to 18 months (in the case of Mr. Hastings) or 12 months (in the case of the other executive officers), and (iv) accelerated vesting of each then-outstanding and unvested equity award subject to time-based (and not performance-based) vesting requirements (with performance-based vesting equity awards to be governed by the terms of the applicable award agreement, provided that any time-based vesting requirement will be deemed satisfied). The severance benefits described above are conditioned on the executive officer executing and not revoking a general release of claims in favor of the Company and the executive officer’s continued compliance with his or her confidentiality and other obligations to the Company.

Separation Agreement with Dr. Plunkett

As noted above, Dr. Plunkett’s service as the Company’s Chief Financial Officer terminated, effective October 2, 2020. In connection with his departure, the Company and Dr. Plunkett entered into a separation agreement. The agreement provided that Dr. Plunkett would receive severance benefits of six months of his base salary, his target-level bonus for 2020, and accelerated vesting of certain of his Company stock option grants (such that his unvested stock options granted by the Company in 2018 vested in full, no additional portion of his stock options granted by the Company in 2020 vested, and his stock options granted by the Company in 2019 vested as to an additional 59,460 shares of Company common stock). The agreement also provided for Dr. Plunkett to have one year following his termination date to exercise his vested Company stock options and to be reimbursed for his premiums to continue healthcare coverage under COBRA for up to six months. The separation agreement contains a release of claims and certain restrictive covenants in favor of the Company.

Equity Incentive Plan Information

We currently maintain three equity incentive plans — the 2015 Equity Incentive Plan (the “2015 Plan”), the 2020 Performance Incentive Plan (the “2020 Plan”) and the Employee Stock Purchase Plan (the “ESPP”). Each of these plans has been approved by our stockholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	3,640,715(1)	$11	1,686,001(2)

Equity compensation plans not approved by security holders	—	—	—

Total	3,640,716	$11	1,686,001

NKARTA. INC.	2021 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

(1)

Of these shares, 1,429,153 shares were subject to outstanding options granted under the 2020 Plan, and 2,211,562 shares were subject to outstanding options granted under the 2015 Plan (including shares issued pursuant to the exercise of options granted under the 2015 Plan prior to the vesting date of the option that were still outstanding and unvested as of December 31, 2020).

(2)

Of these shares, 1,390,402 shares were available for issuance under the 2020 Plan, and 295,599 shares were available for issuance under the ESPP. The shares available for issuance under the 2020 Plan are generally available for any type of award authorized under that plan, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other awards. No new awards may be granted under the 2015 Plan. The Company has not yet implemented the ESPP, and no shares have been issued under that plan.

Defined Contribution Plans

As part of our overall compensation program, we provide all full-time employees, including our NEOs, with the opportunity to participate in a defined contribution 401(k) plan. Our 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. We also make a safe harbor non-elective contribution to each employee’s account under the plan equal to 3% of the employee’s eligible compensation.

26	2021 PROXY STATEMENT	NKARTA, INC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Drs. Aynechi, Dybbs, and George served as members of our Compensation Committee during all of fiscal 2020. Dr. Shawver also served as a member of our Compensation Committee during fiscal 2020 since her appointment to the Compensation Committee in March 2020. None of the members of our Compensation Committee during fiscal 2020 was or is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

Under our Director Compensation Policy, which was first adopted in connection with and effective upon the initial public offering of our common stock, annual compensation for the members of our board of directors who are not employed by us or any of our subsidiaries (referred to in this section as “non-employee directors”) consists of an annual cash retainer, an additional cash retainer for non-employee directors serving in certain positions as described below, and equity awards as described below. Members of the board are also reimbursed for their reasonable out-of-pocket expenses, including travel and lodging, incurred in attending meetings of the board and board committees or in connection with board-related business, in each case consistent with our expense reimbursement policy. Our board of directors reserves the right to modify the Director Compensation Policy from time to time.

In accordance with Novo Holdings A/S’s policies, Dr. Aynechi is not permitted to receive equity or cash compensation for service as a director of the Company. Mr. Hastings does not receive any additional compensation for service as a director of the Company.

NKARTA. INC.	2021 PROXY STATEMENT	27

DIRECTOR COMPENSATION

Annual Cash Retainers

The Director Compensation Policy provides annual cash retainers for our non-employee directors as follows:

Annual Retainer	$35,000
Additional Board Chair/Lead Independent Director Retainer	$30,000
Additional Committee Chair Retainers:
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Governance Committee Chair	$8,000
Additional Committee Retainers:
Audit Committee	$7,500
Compensation Committee	$5,000
Nominating and Governance Committee	$4,000

These retainers are paid on a quarterly basis, in arrears, and are pro-rated if the director serves for a portion of a quarter in the applicable position.

Equity Compensation

On the date of each annual meeting of the Company’s stockholders beginning with our 2021 annual meeting of stockholders, each non-employee director continuing in office after the meeting will be granted Company stock options having a grant date fair value equal to approximately $270,000; provided that, in the case of a director who joined our board after the immediately preceding annual meeting of stockholders, the grant will be prorated for the days the director served prior to and including the date of the annual meeting at which the award is to be granted. Each such grant will be scheduled to vest on the first anniversary of the date of grant (or, if earlier, the day immediately preceding the first annual meeting to occur after the date of grant).

Upon a new non-employee director’s appointment or election to the board, the director will generally be granted Company stock options having a grant date fair value equal to approximately $540,000. Each such grant will be scheduled to vest as to one-third of the options subject to the award on each of the first, second and third anniversaries of the date of grant.

Options granted to our non-employee directors (to the extent then outstanding and unvested) will vest upon a change in control of the Company.

If a non-employee director is first elected to the board at an annual meeting, the director will be entitled to an initial equity award as described above but generally will not be eligible for an annual equity award in connection with that annual meeting. Unless otherwise provided by the board, an employee or former employee of the Company or one of its subsidiaries who ceases to be so employed and becomes a non-employee director will not be eligible for an initial equity award as described above but will be eligible for cash compensation and annual equity awards on the same basis as other non-employee directors.

Initial Public Offering

For the period of time from when they initially joined our board of directors (in April 2020 and March 2020, respectively) until our Director Compensation Policy described above took effect in

28	2021 PROXY STATEMENT	NKARTA, INC.

DIRECTOR COMPENSATION

connection with the initial public offering of our common stock, we paid a cash retainer at an annualized rate of $30,000 to each of Ms. Patterson and Dr. Shawver for their service on our board of directors and we paid an additional cash retainer to Ms. Patterson at an annualized rate of $15,000 for her service as chair of the audit committee.

In connection with joining our board of directors, we granted Dr. Shawver options on March 27, 2020 to purchase 29,729 shares of our common stock at a per share exercise price of $4.29 and we granted Ms. Patterson options on April 25, 2020 to purchase 29,729 shares of our common stock at a per share exercise price of $4.33 (each as adjusted to give effect to the 1-for-3.7 reverse stock split of each share of our common stock effective July 1, 2020). Each of these options is scheduled to vest annually over three years following the date of grant and will become fully vested upon a change in control of the Company.

In connection with the initial public offering of our common stock, on July 9, 2020 we granted each of our non-employee directors (other than Dr. Aynechi) options to purchase 10,700 shares of our common stock at a per share exercise price of $18.00. Each of these options is scheduled to vest on the first to occur of July 9, 2021, the day immediately preceding the Annual Meeting, a change in control of the Company, or the director’s death or disability. In addition, on that date we granted each of Ms. Patterson and Dr. Shawver options to purchase 18,300 shares of our common stock at a per share exercise price of $18.00. Each of these options is scheduled to vest on the first to occur of July 1, 2020, the day immediately preceding the Annual Meeting, a change in control of the Company, or the director’s death or disability.

Director Compensation Table - Fiscal 2020

The following table sets forth the total compensation paid to our non-employee directors for their service on our board of directors during fiscal 2020. Mr. Hastings, who is employed by us, does not receive any additional compensation for his service on the board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Tiba Aynechi, PhD(1)	—	—	—	—	—

Fouad Azzam, PhD	20,326	—	120,334	—	140,660

Ali Behbahani, MD	38,500	—	120,334	—	158,834

Jill Carroll(4)	—	—	—	—	—

Michael Dybbs, PhD	23,435	—	120,334	—	143,769

Simeon George, MD	19,130	—	120,334	—	139,464

Leone Patterson	33,644	—	414,047	—	447,691

Zach Scheiner, PhD	18,652	—	120,334	—	138,986

Laura Shawver, PhD	27,611	—	412,966	—	440,577

(1)	In accordance with Novo Holdings A/S’s policies, Dr. Aynechi is not permitted to receive equity or cash compensation for service as a director of the Company.

(2)

Represents the aggregate grant date fair value of the stock options awarded to the non-employee director in 2020. These values have been determined under the principles used to calculate the value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of option awards contained in Note 11, Share-Based Compensation, to our financial statements

NKARTA. INC.	2021 PROXY STATEMENT	29

DIRECTOR COMPENSATION

included in our annual report on Form 10-K for 2020, filed with the SEC on March 25, 2021. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-employee director upon exercise of the stock options.

(3)

The aggregate number of outstanding stock options held by each non-employee director as of December 31, 2020 were as set forth below. No non-employee director held any other equity awards as of that date.

Director	Number of Outstanding Stock Options as of 12/31/20
Tiba Aynechi, PhD	—

Fouad Azzam, PhD	10,700

Ali Behbahani, MD	10,700

Jill Carroll	—

Michael Dybbs, PhD	10,700

Simeon George, MD	10,700

Leone Patterson	58,729

Zach Scheiner, PhD	10,700

Laura Shawver, PhD	58,729

(4)	Jill Carroll resigned from the Company’s board on February 5, 2020.

30	2021 PROXY STATEMENT	NKARTA, INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 16, 2021, by:

●	each person who we know beneficially owns more than 5% of our common stock;

●	each of our directors;

●	each Named Executive Officer as set forth in the Summary Compensation Table included in this Proxy Statement; and

●	all of our current directors and executive officers as a group.

The information below is based on 32,871,032 shares of our common stock outstanding as of April 16, 2021.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 16, 2021 and RSUs that will vest within 60 days of April 16, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

NKARTA. INC.	2021 PROXY STATEMENT	31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Amount of Beneficial Ownership	% of Class
>5% Stockholders
Entities affiliated with RA Capital (1)	5,605,129	17.1%
Entities affiliated with GlaxoSmithKline (2)	3,161,432	9.6%
Entities affiliated with New Enterprise Associates (3)	2,902,115	8.8%
Novo Holdings A/S (4)	2,793,865	8.5%
Entities affiliated with LSP 6 Holding C.V. (5)	2,169,874	6.6%
Samsara BioCapital (6)	2,034,703	6.2%
BlackRock Inc. (7)	1,804,723	5.5%
Entities affiliated with Logos Global Management L.P. (8)	1,682,178	5.1%
Named Executive Officers and Directors
Paul Hastings (9)	493,032	1.5%
Nadir Mahmood (10)	96,737	*
Alicia Hager (11)	1,366	*
Matthew Plunkett (12)	85,250	*
Tiba Aynechi (13)	—	*
Fouad Azzam (14)	10,700	*
Ali Behbahani (15)	10,700	*
Michael Dybbs (16)	10,700	*
Simeon George (17)	3,082,342	9.4%
Leone Patterson (18)	38,909	*
Zach Scheiner (19)	10,700	*
Laura Shawver (20)	38,909	*
All executive officers and directors as a group (14 persons total) (21)	4,141,399	12.6%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)

As reported on Schedule 13D filed with the SEC on July 24, 2020 and the Form 4 filed with the SEC on April 5, 2021 by RA Capital Management, L.P. (“RA Capital”), Dr. Peter Kolchinsky and Mr. Rajeev Shah. Consists of 4,589,999 shares held by RA Capital Healthcare Fund, L.P. (the “Fund”), 754,311 shares held by RA Capital Nexus Fund, L.P. (the “Nexus Fund”) and 260,819 shares held by a separately managed account (the “Account”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The Fund has a participation interest in the shares held by the Account. The Fund disclaims beneficial ownership of the shares held by the Account except to the extent of its pecuniary interest therein. RA Capital is the investment manager of the Fund and Nexus Fund and may be deemed an indirect beneficial owner of any shares held by the Fund, Nexus Fund, and Account. The Fund and Nexus Fund have delegated to RA Capital the sole voting and dispositive power with respect to the shares held by the Fund and the Nexus Fund, and accordingly, the Fund and the Nexus Fund disclaim beneficial ownership of the shares they hold. The general partner of RA Capital is RA Capital Management GP, LLC (“RA GP”), of which Dr. Kolchinsky and Mr. Shah are the managing members. As such, Dr. Kolchinsky, and Mr. Shah may be deemed indirect beneficial owners of the shares held by the Fund, Nexus Fund, and Account. RA Capital, Dr. Kolchinsky, and Mr. Shah expressly disclaim beneficial ownership over all shares held by the Fund, Nexus Fund, and Account except to the extent of their pecuniary interest therein. The address for RA Capital, Dr. Kolchinsky and Mr. Shah is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(2)

As reported on Schedule 13D filed with the SEC on July 22, 2020 by GlaxoSmithKline plc (“GSK”). Consists of 3,071,642 shares of common stock held by S.R. One, Limited (“SR One”), a wholly owned indirect subsidiary of GSK, 79,090 shares of common stock held by Glaxo Group Limited (“GGL”), a wholly owned, indirect subsidiary of GSK, and 10,700 shares issuable pursuant to an outstanding option held by Dr. Simeon George, a member of our board of directors, to purchase our common stock which is exercisable within 60 days of April 16, 2021. As chief executive officer, president, and member of the Board of Trustees at SR One and an employee of GlaxoSmithKline LLC, an indirect, wholly owned subsidiary of GSK, Dr. George is obligated to transfer any shares issued under his stock option to SR One. GSK has sole voting and dispositive power with regard to the shares held by SR One and

32	2021 PROXY STATEMENT	NKARTA, INC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

GGL and beneficially owns the shares held by SR One and GGL and the shares issuable pursuant to the option held by Dr. George. The address of GSK is 980 Great West Road, Brentford, Middlesex TW8 9GS, England, and the address for Dr. George and SR One is 161 Washington Street, Suite 500, Conshohocken, PA 19428.

(3)

As reported on Schedule 13D filed with the SEC on July 23, 2020 by New Enterprise Associates 15, L.P. (“NEA 15”), NEA Partners 15, L.P. (“NEA Partners 15”), NEA 15 GP, LLC (“NEA 15 LLC”) and each of the individual managers of NEA 15 LLC, which are Forest Baskett, Anthony A. Florence, Jr., Mohamad Makhzoumi, Joshua Makower, Scott D. Sandell, and Peter Sonsini (collectively, the “Managers”). Consists of 2,902,115 shares directly held by NEA 15. NEA Partners 15 is the sole general partner of NEA 15, and, accordingly, may be deemed to own beneficially the NEA 15 shares. As the sole general partner of NEA Partners 15, NEA 15 LLC may also be deemed to own beneficially the shares held by NEA 15. As members of NEA 15 LLC, each of the Managers may also be deemed to own beneficially the NEA 15 shares. Each of NEA 15, NEA Partners 15, NEA 15 LLS, and the Managers disclaims beneficial ownership of the NEA 15 shares other than those shares which such person owns of record. The address for NEA Partners 15 and NEA 15 LLC is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.    The address for Messrs. Baskett, Makhzoumi, Makower, Sandell and Sonsini is New Enterprise associates, 2855 Sand Hill Road, Menlo Park, CA 94025, and the address for Mr. Florence is New Enterprise associates, 104 Fifth Avenue, 19th Floor, New York, NY 10011.

(4)

As reported on Schedule 13D filed with the SEC on July 16, 2020 by Novo Holdings A/S (“Novo”). Consists of 2,793,865 shares of common stock held by Novo. The board of directors of Novo has shared voting and investment power with respect to the shares held by Novo and may exercise such control only with the support of a majority of the members of the Novo board of directors. As such, no individual member of the Novo board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Novo. Dr. Aynechi, a member of our board of directors, is employed as a senior partner at Novo Ventures (US) Inc., which provides certain consultancy services to Novo, and Dr. Aynechi is not deemed to have beneficial ownership of the shares held by Novo. The address for Novo is Tuborg Havnevej 19, DK-2900 Hellerup, Denmark.

(5)

As reported on Schedule 13D filed with the SEC on July 24, 2020 by LSP 6 Holding C.V. (“LSP 6 Holding”), LSP 6 NK Holding B.V. (“LSP 6 NK”), and LSP 6 Management B.V. (“LSP 6 Management”). Consists of 1,419,874 shares held by LSP 6 Holding and 750,000 shares held by LSP 6 NK. LSP 6 Management, a limited liability company according to Dutch law is the sole general partner of LSP 6 Holding, which is the sole shareholder of LSP 6 NK. The managing directors of LSP 6 Management are Martijn Kleijwegt (Dutch), René Robert Kuijten (Dutch) and Joachim Günter Rothe (German). LSP 6 Management, Mr. Kleijwegt, Mr. Kuijten, and Mr. Rothe may be deemed to beneficially own the shares held by LSP 6 Holding and LSP 6 NK. The business address of LSP 6 Holding, LSP 6 Management, and LSP 6 NK is c/o LSP, Johannes Vermeerplein 9, (1071 DV) Amsterdam, the Netherlands.

(6)

As reported on Schedule 13D filed with the SEC on July 22, 2020 by Samsara BioCapital, L.P. (“Samsara LP”), Samsara BioCapital GP LLC (“Samsara GP”), and Dr. Srinivas Akkaraju. Consists of 2,034,703 shares held by Samsara LP. The sole general partner of Samsara LP is Samsara GP, and, accordingly, Samsara GP may be deemed to beneficially own the Samsara LP shares. As a managing member of Samsara GP, Dr. Akkaraju may be deemed to beneficially own the shares held by Samsara LP. The address of Samsara LP, Samsara GP, and Dr. Akkaraju is 628 Middlefield Road, Palo Alto, CA 94301.

(7)	As reported on Schedule 13G filed with the SEC on February 2, 2021, by BlackRock, Inc. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(8)

As reported on Schedule 13G/A filed with the SEC on February 16, 2021, by Logos Global Management LP (“Logos Global”), Logos Global Management GP LLC (“Logos Global GP”), Arsani William, Logos Global Master Fund LP (“Global Fund”), and Logos GP LLC (“Logos GP”). Logos Global is the investment manager of Global Fund. Logos Global GP is the general partner of Logos Global. Dr. William is a control person of Logos Global and Logos Global GP. Each of Logos Global, Logos Global GP, Global Fund, Logos GP, and Dr. William disclaims beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address for Logos Global, Logos Global GP, Dr. William, Global Fund, and Logos GP is One Letterman Drive, Building D., Suite D3-700, San Francisco, CA 94129.

(9)

Consists of 236,061 common shares and 256,971 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021. 42,427 of the common shares were acquired upon early exercise of an option and are subject to forfeiture until vested.

NKARTA. INC.	2021 PROXY STATEMENT	33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(10)

Consists of 31,488 common shares and 65,249 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021. 6,881 of the common shares were acquired upon early exercise of an option and are subject to forfeiture until vested.

(11)	Consists of 1,366 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021.

(12)

Consists of 49,999 common shares and 35,251 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021. Dr. Plunkett’s employment with Nkarta terminated October 2, 2020. The amount beneficially owned by Mr. Plunkett is based on information contained in the Form 3 and Form 4 filed by Dr. Plunkett with the SEC prior to the date of his termination, adjusted to give effect to subsequent transactions of which we are aware in connection with employment-related equity awards.

(13)

Dr. Aynechi is employed as a senior partner at Novo Ventures (US) Inc., which provides certain consultancy services to Novo Holdings A/S. Dr. Aynechi does not have any voting or dispositive control over the shares held by Novo Holdings A/S referenced in footnote 4 above.

(14)

Consists of 10,700 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021. Dr. Azzam is affiliated with LSP 6 Holding C.V. Dr. Azzam does not have individual voting or dispositive control over the shares held by LSP 6 Holding C.V. referenced in footnote 5 above.

(15)

Consists of 10,700 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021. Dr. Behbahani is affiliated with New Enterprise Associates. Dr. Behbahani does not have voting or dispositive control over the shares held by the entities affiliated with New Enterprise Associates referenced in footnote 3 above.

(16)

Consists of 10,700 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021. Dr. Dybbs is a manager of Samsara GP LLC; however, he does not have or share voting or dispositive power over the shares held by Samsara LP referenced in footnote 6 above.

(17)

Dr. George, the chief executive officer, president, and member of the Board of Trustees, of S.R. One Limited, may be deemed to beneficially own the shares held by S.R. One, Limited referenced in footnote 2 above and 10,700 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021.

(18)	Consists of 38,909 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021.

(19)

Consists of 10,700 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021. Dr. Scheiner is employed as a principal at RA Capital Management, L.P. Dr. Scheiner does not have individual voting or dispositive control over the shares held by RA Capital referenced in footnote 1 above.

(20)	Consists of 38,909 shares issuable pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021.

(21)

Consists of 3,386,263 common shares and 755,136 shares issuable to our current directors and executive officers pursuant to outstanding options to purchase our common stock which are exercisable within 60 days of April 16, 2021.

34	2021 PROXY STATEMENT	NKARTA, INC.

REPORT OF AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial statements and reporting process, audit process and internal controls. The Audit Committee operates under a written charter adopted by the Board, which describes this and the other responsibilities of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and effectiveness of internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. Ernst & Young LLP, the Company’s independent registered public accounting firm for fiscal 2020, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2020 Annual Report on Form 10-K for filing with the SEC. The Audit Committee also appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and is seeking ratification of such selection by the Company’s stockholders at the Annual Meeting.

AUDIT COMMITTEE

Leone Patterson (Chairman)

Fouad Azzam

Ali Behbahani

March 23, 2021

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

NKARTA. INC.	2021 PROXY STATEMENT	35

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS WILL VOTE THE PROXIES RECEIVED BY THEM “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. We are not required to submit the appointment of Ernst & Young LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on the proposal at the Annual Meeting. If our stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its appointment of Ernst & Young LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

We expect one or more representatives of Ernst & Young LLP to participate in the Annual Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed to us for the fiscal year ended December 31, 2020 and 2019 by our independent registered public accounting firm, Ernst & Young LLP, are as follows:

	2020	2019

Audit Fees (1)	$1,981,830	351,380

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$1,981,830	351,380

(1)

Audit Fees represents the aggregate fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2020 and 2019, for the reviews of our consolidated financial statements included in our Form 10-Q filings for each fiscal quarter since our initial public offering in July 2020, and for procedures performed with respect to registration statements.

36	2021 PROXY STATEMENT	NKARTA, INC.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm.

All services performed and related fees billed by Ernst & Young LLP during fiscal 2020 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

NKARTA. INC.	2021 PROXY STATEMENT	37

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Party Transactions

We have adopted a formal written related person transactions policy, which sets forth our policies and procedures regarding the identification, review, consideration, approval, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we were, are or will be a participant, the amount involved exceeds $120,000 and a related person had, has, or will have a direct or indirect material interest. Among others, transactions involving certain compensation for services provided to us as an executive officer or director are not covered by this policy. A “related person,” as determined at any time since the beginning of our last fiscal year, includes any executive officer, director, or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related person transaction may only be consummated if approved or ratified by our Audit Committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related person transaction, our Audit Committee will review all relevant information available to it about the related person transaction. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to, whether the terms of such transaction are no less favorable to the Company than terms that could have been reached with an unrelated third party. In the event a director has an interest in the proposed transaction, the director must abstain from voting on the approval of the transaction but may, if so requested, participate in some or all of the Board’s discussions of the transaction.

Certain Relations and Related Party Transactions

There have been no transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements.

38	2021 PROXY STATEMENT	NKARTA, INC.

PROPOSALS OF STOCKHOLDERS AND DIRECTOR NOMINATIONS FOR 2022 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. For your proposal to be considered for inclusion in the proxy statement for our 2022 annual meeting of stockholders, your written proposal must be received by our Secretary at our principal executive offices no later than December 23, 2021. and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. If we change the date of the 2022 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, your written proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2022 annual meeting of stockholders.

Nominations of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to our Board of Directors at our 2022 annual meeting of stockholders or wish to present a proposal at the 2022 annual meeting of stockholders but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no later than March 13, 2022 (the 90th day before the first anniversary of the date of the preceding year’s annual meeting) nor earlier than February 11, 2022 (the 120th day before the first anniversary of the date of the preceding year’s annual meeting) for the Annual Meeting. Notwithstanding the foregoing, in the event that we change the date of the 2022 annual meeting of stockholders to a date that is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2022 annual meeting of stockholders and no later than the close of business on the later of 90 days prior to the date of the 2022 annual meeting of stockholders and the tenth day following the day on which public announcement of the 2022 annual meeting of stockholders is made. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Section 2.4 of our Bylaws will not be acted upon at the 2022 annual meeting of stockholders.

NKARTA. INC.	2021 PROXY STATEMENT	39

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxyholders named in the proxies solicited by the Board of Directors will have the authority to vote all proxies received with respect to such matters in their discretion, and it is their intention to vote such proxies in accordance with the recommendation of the Board of Directors.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-866-540-7095.

ANNUAL REPORT TO STOCKHOLDERS

Our 2020 Annual Report has been posted on our corporate website at https://ir.nkartatx.com/ and on the Internet at www.proxyvote.com. For stockholders receiving a Notice of Internet Availability, instructions on how to request a printed copy of our proxy materials and 2020 Annual Report are included in the Notice of Internet Availability. Stockholders receiving a printed copy of this Proxy Statement have also received a copy of our 2020 Annual Report. We will provide, without charge, a copy of our 2020 Annual Report for the fiscal year ended December 31, 2020 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to our Secretary the following address:

Nkarta, Inc.

6000 Shoreline Court, Suite 102

South San Francisco, CA 94080

40	2021 PROXY STATEMENT	NKARTA, INC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

We are using the Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) instead of a printed copy of this Proxy Statement and our 2020 Annual Report. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a printed copy of our proxy materials, including this Proxy Statement, our 2020 Annual Report and a proxy card or voting instruction form. All stockholders who do not receive a Notice of Internet Availability or a copy of the proxy materials by email will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting, and conserve natural resources.

We are first mailing the Notice of Internet Availability to our stockholders on or about April 22, 2021.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

1.

The election of three Class I director nominees named in this Proxy Statement to serve until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified (“Proposal 1”); and

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 (“Proposal 2”).

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends that you vote your shares:

1.	“FOR ALL” of the following director nominees named in this Proxy Statement to be elected to the Board of Directors: Tiba Aynechi, Fouad Azzam and Paul Hastings; and

2.	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Who is entitled to vote?

Only stockholders of record at the close of business on April 16, 2021 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 32,871,032 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

NKARTA. INC.	2021 PROXY STATEMENT	41

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What is the difference between a “beneficial owner” and a “stockholder of record”?

Whether you are a “beneficial owner” or a “stockholder of record” with respect to your shares depends on how you hold your shares:

●

Beneficial Owners. Most of our stockholders hold their shares through a broker, bank, or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form, will be forwarded to you by your broker, bank, or other nominee.

●

Stockholders of Record. If you hold shares directly in your name with our stock transfer agent, Philadelphia Stock Transfer, Inc., you are considered the “stockholder of record” with respect to those shares, and the Notice of Internet Availability or a complete set of the proxy materials, together with a proxy card, have been sent directly to you by the Company.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/NKTX2021. Our Board annually considers the appropriate format of our annual meeting. Our virtual annual meeting allows stockholders to submit questions and comments before and during the meeting. After all proposals are presented at the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting web portal. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://ir.nkartatx.com/, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 12:30 p.m., Pacific Time. We encourage you to access the Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 12:15 p.m., Pacific Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the Annual Meeting?

You will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page at www.virtualshareholdermeeting.com/NKTX2021.

42	2021 PROXY STATEMENT	NKARTA, INC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why is the Company holding the Annual Meeting virtually?

We are embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. Hosting a virtual meeting enables increased stockholder attendance and participation since stockholders can participate and ask questions from any location around the world and provides us an opportunity to give thoughtful responses. In addition, we intend the virtual meeting format to provide stockholders with a similar level of transparency to the traditional in-person meeting format, and we take steps to ensure such an experience. Our stockholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders. In addition, in light of the coronavirus (COVID-19) pandemic and the protocols that federal, state and local governments are currently imposing, we believe holding our Annual Meeting virtually will help to promote and protect the health and well-being of our stockholders and employees, while still enabling them to participate in this year’s Annual Meeting.

How do I vote and what are the voting deadlines?

●

Beneficial Owners. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability or voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instruction form in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank, or nominee. You may also vote your shares while participating in the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/NKTX2021.

●	Stockholders of Record. If you are a stockholder of record, there are several ways to direct how your shares are voted at the Annual Meeting.

Via the Internet. You may submit a proxy over the Internet at www.proxyvote.com 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted through the Internet must be received by 11:59 p.m., Eastern Time, on June 10, 2021.

By Telephone. You may submit a proxy using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2021.

By Mail. If you received printed proxy materials, you may direct how your shares are voted at the Annual Meeting by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 10, 2021 to be voted at the Annual Meeting.

During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/NKTX2021.

NKARTA. INC.	2021 PROXY STATEMENT	43

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

Can I revoke or change my vote after I submitted my proxy?

●

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions for revoking or changing your vote.

●	Stockholders of Record. If you are a stockholder of record, you may change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

●	signing and returning a new proxy card with a later date;

●	submitting a later-dated vote by telephone or via the Internet – only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on June 10, 2021, will be counted;

●	participating in the Annual Meeting live via the Internet and voting your shares electronically at the Annual Meeting; or

●	delivering a written revocation to our Corporate Secretary at the address above to be received before the voting at the Annual Meeting.

How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

If you submit a signed proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals listed in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, your shares will be voted as recommended by our Board of Directors on those proposals and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

The holders of a majority of our shares of common stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. If you submit a proxy or voting instructions, your shares will be counted for purposes of determining the presence or absence of a quorum, even if you abstain from voting your shares. If a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” those shares will also be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present, our Bylaws provide that the Annual Meeting may be adjourned by the chairperson of the meeting or by stockholders entitled to vote at the Annual Meeting, present or represented by proxy.

44	2021 PROXY STATEMENT	NKARTA, INC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

What vote is required to approve each of the proposals?

Each share of our common stock outstanding at the close of business on the Record Date is entitled to one vote on each of the three director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

For purposes of Proposal 1 (election of directors), you may vote FOR ALL of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one of the nominees. Our Bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, the three director nominees receiving the highest number of affirmative votes will be elected as Class I directors to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified.

For purposes of Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN. Approval of this proposal requires the affirmative vote of a majority of the voting power of the votes cast affirmatively or negatively at the Annual Meeting by the holders entitled to vote thereon.

Please be aware that Proposal 2 is advisory only and is not binding on the Company. Our Board of Directors will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the advisory vote by stockholders.

What effect do withhold votes, abstentions and broker non-votes have on the proposals?

For Proposal 1 (election of directors), shares voted “WITHHOLD” will not be counted in determining the outcome of a director nominee’s election. For Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm), a vote to “ABSTAIN” with respect to the proposal is not treated as a vote cast and will not be counted in determining the outcome of the vote on this proposal.

If you are a beneficial stockholder that holds your shares through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held for a beneficial stockholder on non-routine matters, unless the broker receives voting instructions from the beneficial stockholder. Proposal 2 (ratification of Ernst & Young LLP as our independent registered public accounting firm) is considered routine and may be voted upon by your broker if you do not submit voting instructions. Proposal 1 (election of directors) is considered non-routine.

Consequently, if you hold your shares through a brokerage account and do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 2 but will not be permitted to vote your shares on Proposal 1. If your broker exercises this discretion, your shares will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute broker non-votes on Proposal 1 and will not be counted in determining the outcome of that item.

NKARTA. INC.	2021 PROXY STATEMENT	45

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Who will bear the costs of solicitation?

The accompanying proxy is being solicited on behalf of our Board of Directors. The cost of preparing, assembling, and mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability, this Proxy Statement and form of proxy and the 2020 Annual Report, the cost of making such materials available on the Internet and the cost of soliciting proxies and holding our virtual meeting of stockholders will be paid by us. In addition to use of the mails, we may solicit proxies in person or by telephone, facsimile, or other means of communication by certain of our directors, officers, and regular employees who will not receive any additional compensation for such solicitation. We will also reimburse brokers or other persons holding our common stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

46	2021 PROXY STATEMENT	NKARTA, INC.

NKARTA, INC. 6000 SHORELINE COURT, SUITE 102 SOUTH SAN FRANCISCO, CA 94080 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NKTX2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D49857-P55259 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. NKARTA, INC. For All Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of three directors to serve until the company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified: 01) Tiba Aynechi, Ph.D. 02) Fouad Azzam, Ph.D. 03) Paul Hastings The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2021. NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D49858-P55259 NKARTA, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 11, 2021 The undersigned stockholder(s) hereby appoint(s) Paul Hastings, Nadir Mahmood, and Alicia Hager, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Nkarta, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:30 p.m., Pacific Time on Friday, June 11, 2021, via live webcast at www.virtualshareholdermeeting.com/NKTX2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. WHETHER OR NOT DIRECTION IS MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE